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                                                                EXHIBIT 10.28


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NEW WEST EYEWORKS, INC.           THE SECOND NATIONAL BANK
2104 WEST SOUTHERN AVENUE               OF WARREN
TEMPE, ARIZONA 85282           108 MAIN AVE. S.W., P.O. BOX
                                           1311                         Loan Number  2901251150
                                   WARREN, OHIO 44482                   Date  December 24, 1996
                                                                        Maturity Date   June 02, 1997
BORROWER'S NAME AND ADDRESS      LENDER'S NAME AND ADDRESS              Loan Amount $ 350,000.00
"1" includes each borrower      "You" means the lender, its             Renewal Of
above, jointly and severally.    successors and assigns.
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I promise to pay to you, or your order, at your address listed above the
PRINCIPAL sum of THREE HUNDRED FIFTY THOUSAND AND 00/100 Dollars $ 350,000.00

   [X]  SINGLE ADVANCE: I have received all of this principal sum. No additional advances are contemplated under this note.
   [ ] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. As of today I have received the amount of $__________ and future principal advances are contemplated.

       CONDITIONS: The conditions for future advances are ______________________
                       _________________________________________________________
                       _________________________________________________________
        [ ] OPEN END CREDIT: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires no later than ____________________.
        [ ] CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
PURPOSE: The purpose of this loan is Working Capital
INTEREST: I agree to pay interest (calculated on a 360/365 day basis) on the principal balance(s) owing from time to time as stated below.
   [ ] FIXED RATE: I agree to pay interest at the fixed, simple rate of _______%
                   per year.
   [ ] VARIABLE RATE: I agree to pay interest at the initial simple rate of
                      9.75% per year.  This rate may change as stated below.
        [ ] INDEX RATE: The future rate will be 1.5% above the following index rate: The Second National Bank of Warren Prime Rate of Interest.
        [ ] NO INDEX: The future rate will not be subject to any internal or external index.  It will be entirely in your
                            control.
        [ ] FREQUENCY AND TIMING: The rate on this note may increase as often as daily
                    An increase in the interest rate will take effect
                    IMMEDIATELY
        [ ] LIMITATIONS: The rate on this note will not at any time (and no matter what happens to any index rate used) go above or below these limits:
                [ ] MAXIMUM RATE: The rate will not go above ___________________
                [ ] MINIMUM RATE: The rate will not go below ___________________ POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
       [ ]  on the same fixed or variable rate basis in effect before maturity
            (as indicated above).
       [X]  at a rate equal to 3.5% ABOVE THE INDEX RATE      /S/ REW

[ ] ADDITIONAL CHARGES: In addition to interest, I [ ] have paid [X] agree to pay the following additional charges a $2,000.00 CLOSING FEE.

PAYMENTS: I agree to pay this note as follows:
     [ ] INTEREST: I agree to pay accrued interest JUNE 02, 1997

     [ ] PRINCIPAL: I agree to pay the principal JUNE 02, 1997

     [ ] INSTALLMENTS: I agree to pay this note in ______ payments. The first payment will be in the amount of $_________________ and will be due __________, ______. A payment of $________
                       will be due on the _______ day of each ________________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due __________,
                       ________.
     [X] EFFECT OF VARIABLE RATE: An increase in the interest rate will have the following effect on the payments:
         [ ] The amount of each scheduled payment will be increased.
         [ ] The amount of the final payment will be increased.
         [X] The amount of interest billed may increase

ADDITIONAL TERMS:
    This loan is personally guaranteed
    by Ronald E. Weinberg.

[ ] SECURITY: This note is secured by:_________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

[ ] If checked, no agreement was signed today securing this note. (This security section is for your internal use. It may not include every agreement or item of collateral securing this note. You will not lose any security by omitting it from this section).

FOR THIS NOTICE "YOU" MEANS THE BORROWER.
BY SIGNING BELOW, I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON THE OTHER SIDE). I HAVE RECEIVED A COPY ON TODAY'S DATE.
    WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

NEW WEST EYEWORKS, INC.

By:  /s/ Ronald E. Weinberg
    ---------------------------------
      Ronald E. Weinberg, Chairman


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                                ADDITIONAL TERMS

APPLICABLE LAW: The law of the state of Ohio will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce unpaid earned interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this form

INTEREST: If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. If the interest rate on this note is variable, decreases in the interest rate will have the corresponding opposite effect on my payment that increases will have (as shown on the front of this form). No matter how the interest rate is computed, it will never be higher than the highest rate allowed by law.

INDEX RATES: If you and I have agreed that the interest rate on this note will be variable and will be related to an index rate, then the index we select will function only as a tool for setting the rate on this note. You do not guarantee, by selecting any index, that the rate on this note will have a particular relationship to the rate you charge on any other loans or any type or class of loans with your other customers.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal.
        If this is closed end credit, then repaying a part of the principal will not entitle me to additional credit.
        If this is open end credit, then repaying a part of the principal will entitle me to additional credit, unless the open end feature has expired. You will not ordinarily make an advance if it would cause the unpaid principal amount to become greater than the maximum principal amount, or if the unpaid principal amount is already greater than the maximum principal amount. You will never be obligated to make such an advance, even if you occasionally do so.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments as advances and add them to the unpaid principal under this note.

POSTMATURITY RATE: For purposes of deciding when the "Post Maturity Rate"
    (shown on the other side) applies, the term "maturity" means the following:
      (1) if the note is payable on demand, the date you make your demand;
      (2)if the note is payable on demand with an alternate maturity date(s), the date you make your demand or the final alternate maturity date or the date you accelerate payment on the note, whichever is earlier; and
      (3)in all other cases, the date of the last scheduled payment of principal or the date you accelerate payment on the note, whichever is earlier.

SET-OFF: You have the right to set-off any amount I owe you under this note against any right I have to receive money from you. If my right to receive money from you is owned by someone else not paying this note, your set-off can only reach funds I could have reached with my own request or endorsement.
       Your right of set-off applies without your first telling me you are going to use it. It applies without your first telling me you are going to use it. It applies no matter what sort or value of collateral is on this loan. It also applies no matter who else has agreed to pay this note.
      You will not be liable for wrongful dishonor of a check where such dishonor occurs because you set-off this debt against my account.

SECURITY: The portion of this form identifying agreements securing this note is for your internal reference only. The fact that you do not list an agreement in that portion of the form does not mean that the agreement does not secure this note.

DEFAULT: I  will be in default if any one or more of the following occur:
    (1)  I fail to make a payment on time or in the amount due.
    (2)  I fail to keep the collateral insured, if required.
    (3) I fail to keep any other promise I have made in connection with this loan.
    (4) I fail to pay, or keep any other promise, on any other loan or agreement I have with you.
    (5) Any other creditor of mine attempts to collect the debt I owe him through court proceedings.
    (6)  I die.
    (7)  I go into bankruptcy, whether by my own choice or not.
    (8) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you.
    (9) Anything else happens which causes you to believe that you will have difficulty collecting the amount I owe you.

REMEDIES: If I am in default on this note, you have the following remedies:
    (1) You may demand immediate payment of all I owe you under this note.
    (2) You may set-off this debt against any right I have to the payment of money from you.
    (3) You may demand more security or new parties obligated to pay this note in return for not using any other remedy.
    (4) You may make use of any remedy you have under state or federal law.
    (5) You may make use of any remedy given to you in any agreement securing this note.
    (6) If this is a multiple advance loan, either open end or closed end, you may refuse to make advances to me while I am in default.

    By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default if it happens again.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:
    (1) demand payment of amounts due (presentment);
    (2) obtain official certification of nonpayment (protest);
    (3) give notice that amounts due have not been paid (notice of dishonor).

ATTORNEYS' FEES: If you must hire a lawyer to collect this note, I must pay his or her fee, plus court costs (except where prohibited by law).

ADDITIONAL PARTIES AND SECURITY: I understand that I must pay this note even if someone else has signed it. You may sue me, or anyone else, or any of us together, to collect this note. You do not have to tell me this note has not been paid. You may release any cosigner and I will still be obligated to pay the note. If you give up any of your rights it will not affect my duty to pay this note. Extending new credit or renewing this note will not affect my duty to pay this note.

FINANCIAL STATEMENTS: I agree to provide to you, upon request, any financial statements or information you may deed necessary. I warrant that all financial statements and information I provide to you are or will be accurate, correct, and complete.

CONFESSION OF JUDGMENT: In addition to your remedies listed above, I authorize any attorney to appear in a court of record and confess judgment without process, against me, in favor of you, for any sum unpaid and due on this note, together with costs of suit.

GUARANTEE: By signing below, I unconditionally guarantee the payment of any amounts owed under this note. I also agree that all the other terms of the note will apply to me.
         /s/ Ronald E. Weinberg
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